UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             BLACK HILLS CORPORATION

Incorporated in South Dakota               IRS Identification Number 46-0458824

                                625 Ninth Street
                         Rapid City, South Dakota 57701

               Registrant's telephone number, including area code
                                 (605) 721-1700


           Securities registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
         -------------------                   ---------------------------------

   Common stock of $1.00 par value                  New York Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
                                               X


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.



        Securities Act registration statement file number to which this form relates: 333-52664


     Securities to be registered pursuant to Section 12(g) of the Act: None


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Item 1.  Description of Registrant's Securities to be Registered.

         Effective December 22, 2000, the outstanding shares of common stock of Black Hills Power, Inc. (formerly Black Hills Corporation) were exchanged for shares of common stock of Black Hills Corporation (formerly Black Hills Holding Corporation), and Black Hills Corporation became the holding company for Black Hills Power, Inc. We registered the Black Hills Corporation common stock issued in the exchange under the Securities Act of 1933 on Form S-4 (No. 333-52664). Our common stock was approved for listing on the New York Stock Exchange. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, Black Hills Corporation, as successor issuer, is deemed to have common stock registered under Section 12(b) of the Securities Exchange Act of 1934.

                           DESCRIPTION OF COMMON STOCK

         The required information is incorporated by reference to the information set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-57440), filed on March 22, 2001.


Item 2.  Exhibits.

          2* Plan of Exchange Between Black Hills Corporation and Black Hills Holding Corporation (filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664)).

          3.1* Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664)).

          3.2* Articles of Amendment of the Registrant (filed as an exhibit to the Registrant's Form 8-K filed on December 26, 2000).

          3.3* Amended and Restated Bylaws of the Registrant  dated December 10,
               2001 (filed as Exhibit 3.3 to the Registrant's Form 10-K as amended for 2001).

          3.4* Statement of  Designations,  Preferences  and Relative Rights and
               Limitations  of No Par  Preferred  Stock,  Series  2000-A  of the
               Registrant (filed as an exhibit to the Registrant's Form 8-K filed on December 26, 2000).

          4.1* Form of Stock  Certificate for Common Stock,  Par Value $1.00 Per
               Share  (filed as Exhibit  4.2 to the  Registrant's  Form 10-K for
               2000).

               -----------------------------------------------------------------
               *Previously   filed  as  part  of  the   filing   indicated   and
               incorporated by reference herein.



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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.


                             BLACK HILLS CORPORATION




                              By: /s/ Mark T. Thies
                                  --------------------------------------------
                                  Mark T. Thies
                                  Sr. Vice President and CFO


Date:  April 19, 2002



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                                INDEX TO EXHIBITS


Exhibit
Number                                      Description


2* Plan of Exchange Between Black Hills Corporation and Black Hills Holding Corporation (filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664)).

3.1* Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664)).

3.2* Articles of Amendment of the Registrant (filed as an exhibit to the Registrant's Form 8-K filed on December 26, 2000).

3.3* Amended and  Restated  Bylaws of the  Registrant  dated  December  10, 2001
     (filed as Exhibit 3.3 to the Registrant's Form 10-K as amended for 2001).

3.4* Statement of Designations, Preferences and Relative Rights and Limitations of No Par Preferred Stock, Series 2000-A of the Registrant (filed as an exhibit to the Registrant's Form 8-K filed on December 26, 2000).

4.1* Form of Stock  Certificate  for  Common  Stock,  Par Value  $1.00 Per Share
     (filed as Exhibit 4.2 to the Registrant's Form 10-K for 2000).

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*Previously filed as part of the filing indicated and incorporated by reference herein.


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